Exhibit 23.J


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 333-31359 of Wisdom Fund (a series of the New Providence Investment Trust) of our report dated June 27, 2003, appearing in the Annual Report for the year ended May 31, 2003, and to the reference to us under the heading "Financial Highlights" in the Prospectuses, which is part of such Registration Statement.


 /s/ Deloitte & Touche LLP

Pittsburgh, Pennsylvania
September 29, 2003